EXHIBIT 10.1
                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement (this "Agreement") is executed by and between First American Bank, SSB, a state savings bank ("Lender"), and DGSE Companies, Inc., a Nevada corporation ("Borrower"), as of November 22, 2002. Lender and Borrower hereby agree as follows:

                            ARTICLE I - DEFINITIONS

         Section 1.1 Definitions. When used in this Agreement, the capitalized terms set forth below shall have the definitions assigned to such terms below:

         "Account Debtor" means a Person who is obligated on an account.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

         "Borrowing  Base" means, as of any date, an amount equal to the sum of:
(a) 60.0% of Eligible Accounts on such date, plus (b) 45.0% of the value of Eligible Inventory (based upon the lower of cost (computed on a first-in-first-out basis), fair market value or orderly liquidation value as determined by Lender.

         "Borrowing Base Certificate" means a certificate in the form of Exhibit A attached hereto.

         "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means and includes all of Borrower's now owned or hereafter acquired assets consisting of personal property, whether tangible or intangible, including without limitation all of Borrower's right, title and interest in and to each of the following, wherever located and whether now existing or hereafter arising: (a) all accounts, (b) all inventory, (c) all equipment, (d) all contract rights, (e) all general intangibles, including


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without  limitation  payment  intangibles  and  software,  (f) all  Intellectual
Property, (g) all deposit accounts, (h) all investment property, (i) all instruments, (j) all chattel paper, including without limitation, electronic chattel paper, (k) all goods and all accessions thereto, (l) all documents, (m) all insurance and certificates of insurance pertaining to any and all items of Collateral, (n) all books and records, (o) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (p) all cash deposited with Lender, and (q) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form.

         "Committed   Sum",   with  respect  to  the   Revolving   Loan,   means
$3,000,000.00.

         "Contract Rate" means the sum of the Prime Rate in effect from time to time plus one and one-half percent (1.50%). Any change in the Contract Rate resulting from a change in the Prime Rate shall become effective on the date of such change in the Prime Rate as published in the Wall Street Journal.

         "Corporate Guarantors" means DGSE Corp., Silverman Consultants, Inc., Charleston Gold and Diamond Exchange, Inc., DLS Financial Services, Inc. and National Jewelry Exchange, Inc. and "Corporate Guarantor" means any of the foregoing.

         "Debt Service Coverage Ratio" means, for any period, the ratio of (i) consolidated Net Income of Borrower before interest expense and depreciation and amortization expenses for such period, to (ii) required principal payments on Indebtedness for Money Borrowed for such period (but excluding payments made on the Revolving Loan), plus interest expense for such period deducted in calculating Net Income.

         "Default" means any of the events specified in Section 10.1 which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Default Rate" means the Contract Rate plus five percent (5.0%)

         "Eligible Accounts" means all accounts of Borrower that are deemed by Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base net of any and all interest, finance charges, sales tax, fees, returns, discounts, claims, credits, charges, contra accounts, exchange contracts or other allowances, offsets and rights of offset, deductions, counterclaims, disputes, rejections, shortages or other defenses and all credits owed or allowed by Borrower upon any of its accounts and further reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Eligible Accounts shall not include the following:


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         (a) accounts  which remain  unpaid more than sixty (60) days past their invoice dates;

         (b) accounts which are not due and payable within thirty (30) days after their invoice dates;

         (c) accounts owing by a single Account Debtor if twenty percent (20%) or more of the aggregate balance owing by said Account Debtor is ineligible pursuant to clauses (a) or (b) above;

         (d) accounts with respect to which the Account Debtor is an Affiliate of Borrower;

         (e) accounts with respect to which the obligation of payment by the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;

         (f) accounts with respect to which the Account Debtor is not a resident or citizen of, or otherwise located in, the continental United States of America, or with respect to which the Account Debtor is not subject to service of process in the continental United States of America, unless such accounts are backed in full by irrevocable letters of credit or insurance in form and substance satisfactory to Lender issued or confirmed by a domestic commercial bank acceptable to Lender;

         (g) accounts with respect to which the Account Debtor is the United States of America or any other federal governmental body unless such accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable);

         (h) accounts with respect to which Borrower is or may be liable to the Account Debtor for goods sold or services rendered by such Account Debtor, but only to the extent of such liability to such Account Debtor;

         (i) accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the applicable Account Debtor or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereon;

         (j) accounts which are not invoiced within thirty (30) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto;

         (k) accounts which are not subject to a first priority perfected security interest in favor of Lender;


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         (1) that portion of an account  balance owed by a single Account Debtor which exceeds fifteen percent (15%) of total accounts otherwise deemed eligible hereunder;

         (m) accounts with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower to seek judicial enforcement in such state of payment of such account, unless Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; and

         (n) accounts that Lender, in its sole discretion, has determined to be ineligible.

         "Eligible Inventory" means, as at any date of determination, all inventory owned by and in the possession of Borrower and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible
Inventory:

         (a) work-in-process;

         (b) finished goods which do not meet the specifications of the purchase order for such goods;

         (c) inventory which Lender determines, in its sole and absolute discretion, to be unacceptable for borrowing purposes;

         (d) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

         (e) inventory with respect to which there exists any Lien in favor of any Person other than Lender;

         (f) packaging and shipping materials, products and labels;

         (g) inventory that is obsolete or returned or repossessed or used goods taken in trade;

         (h) inventory produced in violation of the Fair Labor Standards Act, in particular provisions contained in Title 29 U.S.C. 215 (a)(i);

         (i) inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and conditions acceptable to Lender in its sole discretion and inventory located at any location other than those listed on Schedule 5.1(q).

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         "Environmental  Laws" means all federal,  state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "Event of Default" means any of the events specified in Section 10.1.

         "Funded Indebtedness" means, as of any date, the sum of the following (without duplication): (i) the aggregate of all Indebtedness for Money Borrowed of Borrower as of such date, other than current liabilities, (ii) all indebtedness which would be classified as "funded indebtedness" or "long-term indebtedness" (or other similar classification) on a consolidated balance sheet of Borrower prepared as of such date in accordance with GAAP, (iii) the aggregate of all indebtedness of Borrower outstanding under any revolving credit or similar agreement providing for borrowing (and renewals and extensions thereof) over a period of more than one year, notwithstanding the fact that any such indebtedness is created within one year of the expiration of such agreement, and (iv) the amount of all Capitalized Lease Obligations.

         "GAAP" means generally accepted accounting principles and practices consistently applied.

         "Guarantors" mean Dr. L. S. Smith and the Corporate Guarantors; and "Guarantor" means any of the Guarantors.

         "Indebtedness" means with respect to any Person and without duplication, (a) all Liabilities, (b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts sold or otherwise disposed of by such Person, and (g) in the case of Borrower, the Revolving Loan (without duplication).

         "Intellectual Property" means, as to any Person, all of such Person's then owned and existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service

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marks,   trade  names,  trade  styles,   patent,   trademark  and  service  mark
applications, and all licenses and rights related to any of the foregoing, and all rights to sue for past, present and future infringements of any of the foregoing.

         "Investment" means any investment, whether by means of share purchase, loan, advance, purchase of debt instrument, extension of credit (other than (i) accounts receivable arising from the sale of goods or services in the ordinary course of business, and (ii) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business), capital contribution or otherwise, in or to any Person, the guaranty of any Indebtedness of any Person or the subordination of any claim against any Person to other indebtedness of such Person.

         "Lender's Office" means the office of Lender located at One Lincoln Park, 8401 North Central Expressway, Suite 500, Dallas, Texas 75225 or such other office as Lender may designate from time to time.

         "Liabilities"   means  all  liabilities  of  a  Person   determined  in
accordance with GAAP.

         "Lien", with respect to any Person, means any security interest, chattel mortgage, charge, mortgage, deed to secure debt, deed of trust, lien, pledge, Capitalized Lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom.

         "Loan Documents" means, this Agreement, the Revolving Note, each writing now or hereafter executed and delivered by any Person to evidence or secure the Obligations and each other instrument, agreement and document now or hereafter executed and delivered in connection with this Agreement.

         "Maximum Rate" shall have the meaning assigned to such term in the Revolving Note.

         "Material Adverse Change" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower or any of its subsidiaries, (b) upon the ability of Borrower or any of its subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document.

         "Money Borrowed" means Indebtedness (i) that is represented by notes payable, drafts accepted, bonds, debentures or similar instruments that represent extensions of credit, (ii) upon which interest charges are customarily paid (other than trade Indebtedness), (iii) that was issued or assumed as full or partial payment for property, (iv) that is evidenced by a guarantee (but only if the obligations guaranteed would otherwise qualify as Money Borrowed), or (v) that constitutes a Capitalized Lease Obligation.


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         "Net Income" means, with respect to any Person,  the net income of such
Person for the period in question (after provision for income taxes) determined in accordance with GAAP, provided that the impact of any extraordinary gains, determined in accordance with GAAP, shall be excluded from the determination of "Net Income".

         "Net Worth" of any Person means the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "Obligations" shall mean (i) the Revolving Loan or all other advances made by Lender to Borrower pursuant to this Agreement or otherwise, (ii) all future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Lender to Borrower, whether or not the advances or value are given pursuant to a commitment and whether or not Borrower is indebted to Lender at the time of such advance; (iii) any and all other debts, liabilities and duties of every kind and character of Borrower to Lender, whether now or hereafter existing, and regardless of whether such present or future debts, liabilities or duties are direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and regardless of whether such present or future debts, liabilities or duties may, prior to their acquisition by Lender, be or have been payable to, or be or have been in favor of, some other Person or have been acquired by Lender in a transaction with one other than Borrower (it being contemplated that Lender may make such acquisitions from others), howsoever such Indebtedness shall arise or be incurred or evidenced; (iv) interest on all of the debts, liabilities and duties set forth above; (v) all costs, fees and expenses payable by Borrower to Lender pursuant to any of the Loan Documents, and (vi) any and all renewals, extensions, modifications and increases of the debts, liabilities and duties set forth above, or any part thereof.

         "Permitted Indebtedness" means the Indebtedness of Borrower described on Schedule 5.1(h).

         "Permitted Investments" means Investments of Borrower in: (a) negotiable certificates of deposit issued by Lender, and (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same.

         "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with Section 7.4, and (ii) in the case of warehousemen or landlords controlling locations where inventory is located, only if such liens have been waived or subordinated to the security interest of Lender in a manner satisfactory to Lender; and (b) Liens in favor of Lender.

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization or


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a government or any agency or political subdivision thereof.

         "Prime Rate" means a rate per annum equal to the prime rate of interest published from time to time in the Wall Street Journal (which is not necessarily the lowest rate charged to any customer of Lender), changing when and as said prime rate changes.

         "Prohibited Distribution" by any Person means (a) the retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities (excluding distributions made solely in shares of stock of the same class) or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, any other Person, and (d) any other payment by such Person in respect of such securities or partnership interests.

         "Prohibited Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Obligations, Permitted Indebtedness, and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than Permitted Indebtedness or trade debt) owing to an Affiliate of such Person.

         "Revolving  Loan"  means the  advances  made to  Borrower  pursuant  to
Section 2.1.

         "Revolving Note" means the Promissory Note executed by Borrower evidencing the Revolving Loan (and any renewal, extension, increase, or modification thereof).

         "Schedule of Accounts" means a schedule delivered by Borrower to Lender pursuant to the provisions of Section 8.3(a).

         "Schedule of Inventory" means a schedule delivered by Borrower to Lender pursuant to the provisions of Section 8.3(b).

         "Tangible Net Worth" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items, amounts due from Affiliates, employees and shareholders and all other items which should properly be treated as intangibles in accordance with GAAP.

         "Termination Date" means, with respect to the Revolving Loan and the Revolving Note, January 10, 2004.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas, including without limitation, any amendments thereto which are effective after the date hereof.


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         Section  1.2 UCC  Terms.  Terms  defined  in the UCC (such as,  but not
limited  to,  accounts,   chattel  paper,  contract  rights,   deposit  account,
documents, equipment, financial assets, general intangibles, goods, instruments, investment property, inventory and proceeds), as and when used (without being capitalized) in this Agreement or the Loan Documents, shall have the meanings given to such terms in the UCC.

         Section 1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lender hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referenced in Section 5.1(k).

                     ARTICLE II - REVOLVING CREDIT FACILITY

         Section 2.1 Revolving Loan. Subject to the terms and conditions of this Agreement, prior to the Termination Date Lender shall make advances to Borrower under the Revolving Loan in an amount not to exceed outstanding at any time the lesser of (a) the Committed Sum, or (b) the Borrowing Base. Borrower may borrow, repay and reborrow the principal of the Revolving Loan in accordance with the terms of this Agreement.

         Section 2.2 Advances Under the Revolving Loan. A request for an advance under the Revolving Loan shall be made, or shall be deemed to be made, in the following manner:

                  (i) Borrower may request an advance under the Revolving Loan by notifying the Lender (a "Notice of Borrowing"), before 1:00 p.m. (Central time) on the proposed borrowing date, of Borrower's intention to borrow and specifying the effective date and amount of the requested advance. Any Notice of Borrowing may be made by telephone and confirmed in writing (including facsimile), provided that the failure to provide written confirmation shall not invalidate any telephonic notice and if such written confirmation differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.

                  (ii) Unless payment is otherwise made by Borrower, the becoming due of any amount required to be paid under any Loan Document or of any Obligation shall be deemed to be a request for an advance under the Revolving Loan on the due date in the amount required to pay such amount, and such request shall be irrevocable.

         Section 2.3 Repayment of the Revolving Loan. The Revolving Loan shall be repaid as follows: (a) the outstanding principal amount of, and all accrued and unpaid interest on, the Revolving Loan is due and payable on the Termination Date; (b) if at any time the principal of, and interest upon, the Revolving Loan exceeds the lesser of (i) the Committed Sum, or (ii) the Borrowing Base, Borrower shall repay the Revolving Loan in the amount of such excess.


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         Section 2.4 Disbursement of Revolving Loan. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of the Revolving Loan requested, or deemed to be requested, pursuant to this Article II to such account of Borrower maintained with Lender as may be agreed upon by Borrower and Lender from time to time; provided, however, that the proceeds of each advance requested under
Section 2.2(ii) shall be disbursed by the Lender by way of direct payment of the relevant Obligation.

            ARTICLE III - GENERAL LOAN PROVISIONS; FEES AND EXPENSES

         Section 3.1 Interest.

         (a) Revolving Loan. Borrower shall pay interest on the unpaid principal amount of the Revolving Loan at the rates per annum, and in accordance with the terms of, the Revolving Note.

         (b) Default Rate. From and after the occurrence of an Event of Default, at the option of Lender exercised by notice to Borrower, the Borrower shall pay interest on the unpaid principal amount of the Obligations until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by Lender) at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) the Default Rate, payable on demand.

         Section 3.2 Commitment Fee. On the date hereof, Borrower shall pay to Lender a commitment fee in the amount of $15,000.00 in consideration for Lender's agreement to make the Revolving Loan in accordance with the terms of this Agreement and in order to compensate Lender for the costs associated with the Revolving Loan. Such fee is in addition to the expenses that the Borrower has agreed to pay elsewhere in this Agreement. Such fee shall in all respects be limited so that interest on the Obligations is at all times less than interest calculated at the Maximum Rate. Lender acknowledges the prior receipt of one-half (1/2) of such fee ($7,500) paid by Borrower upon its execution of Lender's proposal letter dated August 30, 2002.

         Section 3.3 Charging Accounts. Borrower hereby irrevocably authorizes Lender to charge any account of Borrower maintained with Lender with such amounts as may be necessary from time to time to pay any Obligations which are not paid when due.

         Section 3.4 Termination of Agreement. On the Termination Date and upon any early termination of this Agreement, Borrower shall pay to Lender (i) the principal of, and accrued and unpaid interest on, the Revolving Loan outstanding on such date, (ii) all fees accrued and unpaid, (iii) any amounts payable to Lender pursuant to the other provisions of this Agreement, (iv) any and all other Obligations then outstanding.

                         ARTICLE IV CONDITIONS PRECEDENT


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         Section 4.1 Conditions Precedent.  The obligation of Lender to make the initial advance under the Revolving Loan is subject to (i) the receipt by Lender of each of the items described on Schedule 4.1, all of which must be satisfactory in form and substance to Lender and its counsel, and (ii) the fulfillment of the conditions precedent described in Section 4.2.

         Section 4.2 Conditions to Subsequent Advances. The obligation of Lender to make each advance under the Revolving Loan after the initial advance is subject to the following conditions precedent:

                  (a) Conditions to First Advance. All of the conditions precedent set forth in Section 4.1 were satisfied prior to the making of the initial advance.

                  (b) Borrowing Base Certificate. Lender shall have received from Borrower a Borrowing Base Certificate executed by Borrower prepared as of a date not more than thirty (30) business days prior to the date of the requested advance.

                  (c) Representations and Warranties. As of the date of the requested advance, the representations and warranties contained in each of the Loan Documents shall be true in all material respects with the same force and effect as though made on and as of such date.

                  (d) Defaults and Events of Default. No Default or Event of Default shall have occurred and be continuing.

                  (e) Adverse Change. No Material Adverse Change (or event or condition that could reasonably be expected to cause or have a Material Adverse Change) has occurred since the date of the financial statements referenced in Section 5.1(k).

             ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BORROWER

         Section 5.1 Representations and Warranties. Borrower represents and warrants to Lender as follows:

                  (a) Organization; Power; Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is authorized to do business in each other state in which the nature of its properties or its activities requires such authorization. Each Corporate Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation and is authorized to do business in each other state in which the nature of its properties or its activities requires such authorization.

                  (b) Authorization; Enforceability. Borrower has the corporate power and authority to, and is duly authorized to, execute and deliver the Loan Documents to be executed by Borrower. All of the Loan Documents to which Borrower is a party, constitute the legal, valid and


LOAN AND SECURITY AGREEMENT - Page 11
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

         binding obligations of Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights generally. Each Corporate Guarantor has the corporate power and authority to, and is duly authorized to, execute and deliver the Loan Documents to be executed by it. All of the Loan Documents to which a Corporate Guarantor is a party, constitute the legal, valid and binding obligations of such Corporate Guarantor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights generally.

                  (c) Subsidiaries; Ownership. Except as shown Schedule 5.1(c), Borrower does not have any subsidiaries. The outstanding stock of Borrower has been duly and validly issued and is fully paid and nonassessable and the number and owners of such shares of capital stock are set forth on Schedule 5.1(c).

                  (d) Conflicts. Neither the execution and delivery of the Loan Documents, nor consummation of any of the transactions therein contemplated nor compliance with the terms and provisions thereof, will contravene any provision of law or any judgment, decree, license, order or permit applicable to Borrower or will conflict with, or will result in any breach of any agreement to which Borrower is a party or by which Borrower may be bound or subject, or violate any provision of the Articles of Incorporation or bylaws of Borrower.

                  (e) Consents, Governmental Approvals, Etc. No governmental approval nor any consent or approval of any third Person (other than those which have been obtained prior to the date hereof) is required in connection with the execution, delivery and performance by Borrower of the Loan Documents. Borrower is in compliance with all applicable governmental approvals and all applicable laws.

                  (f) Business. Borrower is engaged principally in the wholesale and retail jewelry business.

                  (g) Title; Liens. Except for items described in Schedule 5.1(g) and for Permitted Liens, all of the properties and assets of Borrower are free and clear of all Liens, and Borrower has good and marketable title to such properties and assets. Except as disclosed on
         Schedule 5.1(g), each Lien granted, or intended to be granted, to Lender pursuant to the Loan Documents is a valid, enforceable, perfected, first priority Lien and security interest.

                  (h) Indebtedness and Guaranties. Set forth on Schedule 5.1(h) is a complete and correct listing of all of Borrower's (i) Indebtedness for Money Borrowed, and (ii) guaranties and other contingent obligations.

                  (i) Suits,  Actions,  Etc. Except as disclosed on Schedule 5.1


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---------------------------

         (i), there are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of the Collateral.

                  (j) Tax Returns and Payments. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including property taxes) have been paid prior to the time that such taxes could give rise to a lien thereon, except for any such nonpayment which is at the time permitted under Section 7.4.

                  (k) Financial Condition. Borrower has delivered to Lender copies of (i) the consolidated balance sheet of Borrower for its fiscal year ending, December 31, 2001, and the related statements of income and retained earnings for the year ended on such date, audited by independent public accountants, and (ii) its unaudited balance sheet as of June 30, 2002, and the related statement of income and cash flow for the monthly period then ended. Such financial statements fairly present the financial condition of Borrower as of such date and have been prepared in accordance with GAAP. There is no Indebtedness of Borrower which are not reflected in such financial statements and no event or circumstance has occurred since the date of such financial statements which has had or could have or result in a Material Adverse Change.

                  (l) Defaults. No Default or Event of Default has occurred and is continuing.

                  (m) Borrowing Base Reports. All accounts and inventory included in any Borrowing Base Certificate constitute Eligible Accounts or Eligible Inventory, as appropriate, except as disclosed in such Borrowing Base Certificate.

                  (n) Location of Inventory. Set forth on Schedule 5.1(n) is (i) the location and address where all inventory is located, and (ii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor.

                  (o) Place of Business. The place of business of Borrower (or if Borrower has more than one place of business, its chief executive office) is at the address or addresses set forth on Schedule 5.1 (o) and the books and records relating to the accounts are located at the address or addresses set forth on Schedule 5.1(o).

                  (p) Corporate and Fictitious Names; Trade Names. Except as disclosed on Schedule 5.1(p), Borrower has not, during the preceding three (3) years, (i) been known as or used any other corporate, fictitious or trade names, (ii) been the surviving corporation of a merger or consolidation, or (iii) acquired all or substantially all of the assets of any Person.

                  (q) Intellectual Property. Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others.


LOAN AND SECURITY AGREEMENT - Page 13
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

                  (r) Payroll Taxes. Borrower has made all payroll tax deposits for all of its employees on or before the date when due. Each advance for payroll was for the gross payroll and included the amount of all necessary or appropriate tax deposits.

         Section 5.2 Survival of Representations. All representations and warranties by Borrower herein shall be deemed to have been made on the date hereof and the date of each advance.

             ARTICLE VI - SECURITY INTEREST AND COLLATERAL COVENANTS

         Section 6.1 Security Interest. To secure the payment and performance of the Obligations, Borrower hereby mortgages, pledges and assigns to Lender, all of the Collateral, and grants to Lender a security interest and Lien in and upon, all of the Collateral.

         Section 6.2 Verification and Notification. Lender shall have the right at any time at Borrower's expense to verify the validity, amount or any other matter relating to any accounts.

         Section 6.3 Ownership; Defense of Title. Borrower shall defend its title in and to the Collateral and shall defend the security interest of Lender in the Collateral against the claims and demands of all Persons.

         Section 6.4 Location of Offices and Collateral. Borrower shall not change the location of its place of business (or, if it has more than one place of business, its chief executive office) or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving Lender at least thirty (30) days' prior written notice thereof. All inventory, other than inventory in transit to any such location, and all equipment, other than motor vehicles, shall at all times be kept by Borrower at one of the locations set forth in Schedules 5.1(n) and (o).

         Section 6.5 Inspection. Lender (by any of its officers, employees or agents) shall have the right at any time or times to visit the properties of Borrower, inspect the Collateral and the other assets of Borrower and inspect and make extracts from the books and records of Borrower, all during customary business hours

         Section 6.6 Power of Attorney. Borrower hereby appoints Lender as its attorney, with power, after the occurrence and during the continuation of an Event of Default (a) to endorse the name of Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession, and (b) to sign the name of Borrower on any invoice or bill of lading relating to any accounts, inventory or other Collateral.

         Section 6.7 Financing Statements. Borrower authorizes Lender to file financing statements, without Borrower's signature, covering all or any of the Collateral in such jurisdictions as Lender shall determine to be advisable.


LOAN AND SECURITY AGREEMENT - Page 14
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

                       ARTICLE VII - AFFIRMATIVE COVENANTS

         So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower covenants and agrees as follows:

         Section 7.1 Preservation of Corporate Existence and Similar Matters. Borrower shall preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         Section 7.2 Compliance with Applicable Law. Borrower shall comply with all applicable laws.

         Section 7.3 Conduct of Business. Borrower shall engage only in substantially the same businesses conducted by Borrower on the date hereof.

         Section 7.4 Payment of Taxes and Claims. Borrower shall pay or discharge when due (a) all taxes, assessments and governmental charges imposed upon it or its properties, and (b) all lawful claims which, if unpaid, might become a Lien on any properties of Borrower, except that this Section 7.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books of Borrower.

         Section 7.5 Accounting Methods and Financial Records. Borrower shall maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

         Section 7.6 Use of Proceeds. Borrower shall (a) use the proceeds of (i) the first advance under the Revolving Loan to pay the amounts indicated in
Schedule 7.6 to the Persons indicated therein, and (ii) all subsequent advances under the Revolving Loan only for working capital and general business purposes, and (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation U or Regulation T or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

         Section 7.7 Hazardous Waste and Substances; Environmental Requirements. Borrower shall comply with all occupational health and safety laws and Environmental Laws.

         Section 7.8 Accuracy of Information. All written information, reports, statements and other papers and data furnished to Lender by Borrower shall be, at the time the same is so furnished, complete and correct in all material respects.


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         Section  7.9  Revisions  or  Updates  to  Schedules.  Should any of the
information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, Borrower shall provide promptly to Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct and update such Schedule(s). Notwithstanding the foregoing, the delivery to Lender of a revised or updated schedule shall not constitute a waiver of, or consent to, any Default or Event of Default arising as a result of any erroneous or incorrect information provided in any schedule previously delivered to Lender.

         Section 7.10 Insurance. Borrower shall keep or cause to be kept adequately insured by financially sound and reputable insurers all of its property usually insured by persons or entities engaged in the same or similar businesses including, without limitation, insurance on Borrower's inventory. Without limiting the foregoing, Borrower shall insure the Collateral against loss or damage by fire, theft, burglary, pilferage, loss in transit, business interruption and such other hazards as are usual and customary in Borrower's industry or as Lender may specify in amounts and under policies by insurers acceptable to Lender, and all premiums thereon shall be paid by Borrower and copies of the policies delivered to Lender. If Borrower fails to do so, Lender may procure such insurance and charge the cost to Borrower's account. Each policy of insurance covering the Collateral shall provide that at least ten (10) days prior written notice of cancellation or notice of lapse must be given to Lender by the insurer. All insurance policies required under this Section 7.10 shall name Lender as an additional named insured and shall contain loss payable endorsements in a form acceptable to Lender. Any proceeds of insurance referred to in this Section 7.10 which are paid to Lender shall be, at the option of Lender in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Obligations.

         Section 7.11 Notice of Certain Matters. Borrower shall provide to Lender prompt notice of (a) the commencement, to the extent Borrower is aware of the same, of all actions and proceedings in any court against Borrower or any of the Collateral, (b) any amendment of the articles of incorporation or by-laws of Borrower, (c) any material negative change in the business, financial condition, results of operations or business prospects of Borrower and any change in the executive officers of Borrower, and (d) any (i) Default or Event of Default, or
(ii) event that would constitute a default or event of default by Borrower under any material agreement (other than this Agreement) to which Borrower is a party.

         Section 7.12 Mandatory Periodic $0 Balance. During the period commencing on the date hereof and ending on the first anniversary of such date, and during each twelve month period thereafter, Borrower shall pay the Revolving Loan to down to $0 and maintain such $0 balance for at least thirty (30) consecutive days.

                ARTICLE VIII - FINANCIAL AND COLLATERAL REPORTING

         So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower covenants and agrees as follows:


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

         Section 8.1 Financial Statements.

                  (a) Audited Year-End Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall furnish to Lender copies of the audited consolidated balance sheet of Borrower as of the end of such fiscal year and the related audited consolidated statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of Borrower and certified by independent certified public accountants selected by Borrower and acceptable to Lender. In addition, on or before such date Borrower shall provide Lender with copies of all management reports received from its certified public accountants.

                  (b) Monthly Financial Statements. As soon as available, but in any event within thirty (30) days after the end of each month, Borrower shall furnish to Lender copies of the unaudited consolidated balance sheet of Borrower as of the end of such month and the related unaudited consolidated income statement and statement of cash flow of Borrower for such month and for the portion of the fiscal year of Borrower through such month, certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of Borrower as of the date thereof and for the periods ended on the last day of such month, subject to normal year end adjustments.

         All such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein. Further, all such financial statements shall be in a form acceptable to Lender.

         Section 8.2 10Q and Quarterly Compliance Certificates. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, Borrower shall furnish to Lender (i) a certificate of Borrower's president or chief financial officer in the form of Exhibit B for such fiscal quarter, and (ii) a copy of Borrower's 10Q filed with the Securities and Exchange Commission.

         Section 8.3 Collateral Information and Reports.

                  (a) Schedules of Accounts. Within thirty (30) days after the end of each month, Borrower shall furnish to Lender a Schedule of Accounts listing all accounts of Borrower as of the last business day of such month setting forth (A) the name of each Account Debtor together with account balances detailed by invoice number, amount (and any applicable rebate or discount), invoice date and terms, (B) aging of all accounts setting forth accounts thirty (30) days past the invoice date or less, accounts over thirty (30) days past the invoice date but less than sixty-one (61) days past the invoice date, accounts


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---------------------------
         over sixty  (60) days past the  invoice  date but less than  ninety-one
         (91) days past the invoice date, accounts over ninety (90) days past the invoice date and less than one hundred twenty-one (121) days past the invoice date and accounts over one hundred twenty (120) days past the invoice date, and (C) a reconciliation of the Schedule of Accounts to the Borrowing Base Certificate as of the most recent month end and Borrower's general ledger as of such month end.

                  (b) Schedule of Inventory. Within thirty (30) days after the end of each month, Borrower shall furnish to Lender (A) (i) a Schedule of Inventory, based upon Borrower's perpetual inventory, as of the last business day of such month itemizing and describing the kind, type, quantity and location of all inventory of Borrower and the cost thereof with a summary of inventory by category, (ii) a detailed statement of all inventory that is not located on the premises described on Schedule 5.1(n), and (iii) an inventory turnover report, in form and substance acceptable to Lender, and (B) a reconciliation of the Schedule of Inventory to the Borrowing Base Certificate as of the most recent month end and Borrower's general ledger as of such month end.

                  (c) Borrowing Base Certificate. Within thirty (30) days after the end of each month, Borrower shall furnish to Lender a Borrowing Base Certificate prepared as of the close of business on the last business day of such month, along with supporting documentation, in form and substance satisfactory to Lender.

                  (d) Certification. Each of the schedules and certificates delivered to Lender by Borrower pursuant to this Section 8.3 shall be in a form acceptable to Lender and shall be signed and certified by the president, chief financial officer or treasurer of Borrower to be true, correct and complete as of the date indicated thereon. In the event any of such schedules or certificates are delivered electronically or without signature, such schedules and/or certificates shall, by virtue of their delivery, be deemed to have been signed and certified by the president of Borrower to be true, correct and complete as of the date indicated thereon.

                  (e) Other Information. Lender may, in its sole discretion, from time to time require Borrower to deliver the schedules and certificates described in Section 8.3 more or less often and on different schedules than specified in such Section. Borrower shall also furnish to Lender such other additional information as Lender may from time to time request.

         Section 8.4 Guarantor Financial Statements; Tax Returns. As soon as available, but in any event within ninety (90) days after the end of each calendar year, each Guarantor shall provide to Lender such Guarantor's financial statement in such form as Lender may require. Further, as soon as available but in any event within sixty (60) days after such returns are provided to the Internal Revenue Service, each Guarantor shall provide Lender with such Guarantor's tax return and all schedules thereto.


LOAN AND SECURITY AGREEMENT - Page 18
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

                         ARTICLE IX - NEGATIVE COVENANTS

         So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower covenants and agrees as follows:

         Section 9.1 Financial Covenants.

                  (a) Minimum Tangible Net Worth. Borrower shall not permit the consolidated Tangible Net Worth of Borrower at any fiscal quarter end to be less than the sum of (i) $3,000,000.00.

                  (b) Maximum Liabilities to Tangible Net Worth. Borrower shall not permit the ratio of Borrower's total Liabilities to its Tangible Net Worth at any quarter end to be greater than 3.0 to 1.

                  (c) Minimum Debt Service Coverage. Borrower shall not permit, as of the last day of any fiscal quarter of Borrower, the Borrower's Debt Service Coverage Ratio for the twelve consecutive months ending with such quarter end, to be less 1.25 to 1.0.

         Section 9.2 Prohibited Distributions and Payments, Etc. Borrower shall not, directly or indirectly declare or make any Prohibited Distribution or Prohibited Payment.

         Section 9.3 Indebtedness. Except as disclosed on Schedule 5.1(h), Borrower shall not, directly or indirectly create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness, except for Permitted Indebtedness.

         Section 9.4 Liens. Borrower shall not, directly or indirectly create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens or the liens identified on Schedule 5.1(g).

         Section 9.5 Merger, Consolidation, Sale of Assets, Acquisitions. Borrower shall not, directly or indirectly merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any assets to any Person (other than sales of used and worn out equipment and sales of inventory in the ordinary course of business) or acquire all or substantially all of the assets of any Person or the assets constituting the business or a division or operating unit of any Person.

         Section 9.6 Transactions with Affiliates. Borrower shall not, directly or indirectly effect any transaction with any Affiliate on a basis less favorable to Borrower than would be the case if such transaction had been effected with a Person not an Affiliate; provided, that Borrower shall not enter into any lease with any Affiliate.


LOAN AND SECURITY AGREEMENT - Page 19
---------------------------

         Section 9.7 Guaranties. Borrower shall not, directly or indirectly become or remain liable with respect to any guaranty of any obligation of any other Person.

         Section 9.8 Sales and Leasebacks. Borrower shall not, directly or indirectly enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by Borrower to such Person.

         Section 9.9 Investments. Borrower shall not, directly or indirectly make or acquire any Investment; provided, however, Borrower may make Permitted Investments.

                               ARTICLE X - DEFAULT

         Section 10.1 Events of Default. Each of the following events shall constitute an Event of Default:

                  (a) The failure or refusal of Borrower to make any payment of the Obligations when due;

                  (b) The failure of Borrower to properly perform any covenant in this Agreement or in any of the other Loan Documents;

                  (c) The occurrence of any default or event of default under any of the other Loan Documents;

                  (d) Any representation contained herein, in any Compliance Certificate or Borrowing Base Certificate or in any of the other Loan Documents is false or misleading in any material respect;

                  (e) Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such Person or of all or a substantial part of such Person's assets, (ii) file a voluntary petition in bankruptcy, (iii) admit in writing that such Person is unable to pay such Person's debts as they become due, (iv) make a general assignment for the benefit of creditors, (v) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency proceeding, or (vii) take corporate or partnership action for the purpose of effecting any of the foregoing;

                  (f) An involuntary petition or complaint shall be filed against Borrower or any Guarantor seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving


LOAN AND SECURITY AGREEMENT - Page 20
---------------------------
         a petition or complaint seeking reorganization of such Person or appointing an intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

                  (g) Any money judgment is rendered against Borrower that is not paid within thirty (30) days, or the failure, within a period of ten (10) days after the commencement thereof, to have discharged any attachment, sequestration, or similar proceedings against Borrower's assets;

                  (h) The occurrence of a default or event of default under any other Indebtedness of Borrower which Indebtedness exceeds $10,000;

                  (i) Lender shall cease to have a valid, perfected and first priority Lien on any of the Collateral, except as otherwise expressly permitted herein or consented to in writing by Lender;

                  (j) Dr. L. S. Smith shall cease to own, beneficially and of record, thirty percent (30%)of the outstanding voting capital stock of Borrower; or

                  (k) Any guarantor of the Obligations, or such guarantor's heirs or personal representatives, shall (i) repudiate his obligations under, or commit an anticipatory breach of, his unlimited guaranty executed for the benefit of Lender or (ii) attempt to terminate such guaranty or (iii) commence any legal proceeding to terminate or hold invalid in any respect such guaranty.

         Section 10.2 Remedies.

                  (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 10.1 (e) or
         (f), (i) the principal of and the interest on the Revolving Loan and the Revolving Note at the time outstanding, and all other amounts owed to Lender under this Agreement or any of the Loan Documents and all other Obligations, shall thereupon become due and payable without presentment, demand, protest, notice of protest and non-payment, notice of default, notice of acceleration or intention to accelerate, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the commitment of Lender to make advances hereunder shall immediately terminate.

                  (b) Other Remedies. Without limiting the terms of Section 10.2
         (a)  above,  if  any  Event  of  Default  shall  have  occurred  and be continuing, Lender, in its sole and absolute discretion, may (i) declare the principal of and interest on the Revolving Loan and the Revolving Note at the time outstanding, and all other amounts owed to Lender under this Agreement or any of the Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest, notice of protest and non-payment, notice of default, notice of acceleration or intention to accelerate, or other notice of any


LOAN AND SECURITY AGREEMENT - Page 21
---------------------------
         kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding; (ii) terminate any commitment of Lender to make advances hereunder; and (iii) exercise any or all rights and remedies available under the Loan Documents, at law and/or in equity including, without limitation, the rights and remedies of a secured party after default under the UCC (whether or not the UCC is applicable). Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification.

         Section 10.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied to the payment of the Obligations (with Borrower remaining liable for any deficiency) in any order which Lender may elect with the balance (if any) paid to Borrower or to whomsoever is entitled thereto.

         Section 10.4 Rights Cumulative. The rights and remedies of Lender under the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. In exercising such rights and remedies, Lender may be selective and no failure or delay by Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                           ARTICLE XI - MISCELLANEOUS

         Section 11.1 Notices. All notices and the communications hereunder and thereunder shall be in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next business day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal. Notices to any party shall be sent to such party at the following addresses, or any other address of which all the other parties are notified in writing.

         If to Borrower:       DGSE Companies, Inc.
                               2817 Forest Lane
                               Dallas, Texas 75234
                               Attention: John Benson
                               Facsimile No.: (972) 241-0646


LOAN AND SECURITY AGREEMENT - Page 22
---------------------------

         If to Lender:         8401 North Central Expressway, Suite 500
                               Lockbox 36
                               Dallas, Texas 75225
                               Attention: Middle Market Lending
                               Facsimile No.:  (972) 419-3589

         Section 11.2 Expenses. Within ten (10) days after presentation of an invoice for such costs and expenses, outlining such items in reasonable detail, Borrower agrees to pay or reimburse all costs and expenses incurred by Lender arising out of or in connection with this Agreement and the Revolving Loan including, without limitation, (a) the reasonable fees and expenses of legal counsel to Lender arising in connection with the negotiation, preparation, execution, delivery, enforcement and termination of this Agreement and each of the other Loan Documents and the collection of the Obligations, (b) the out-of-pocket costs and expenses of Lender incurred in connection with the administration of this Agreement and the other Loan Documents, (c) the costs and expenses of appraisals of the Collateral, (d) the costs and expenses of lien searches, (e) all fees or charges related to the Collateral and charges (including and taxes) of filing financing statements and continuations; (f) costs and expenses related to the preparation, execution and delivery of any waiver, amendment, supplement or consent by Lender relating to this Agreement or any of the Loan Documents; (g) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (h) costs of audits, inspections and verifications of the Collateral (not to exceed four audits per year) and Borrower's operations and books and records, including, without limitation, a fee per diem per examiner at the rate established by Lender from time to time plus out of pocket expenses for travel, lodging, and meals; (i) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each account of Borrower maintained with Lender; (j) costs and expenses of preserving and protecting the Collateral; (k) costs and expenses paid or incurred to obtain payment of the Obligations, enforce the security interest of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by Lender. Borrower hereby authorizes Lender to debit Borrower's loan account (by increasing the principal amount of the Revolving Loan), or deduct from Borrower's accounts maintained with Bank or any Affiliate of Bank, the amount of any costs, fees and expenses owed by Borrower when due.

         Section 11.3 Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, after the occurrence and during the continuation of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, with notice to Borrower, to set off and apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by Lender to or for the account of Borrower against and on account of the Obligations.


LOAN AND SECURITY AGREEMENT - Page 23
---------------------------

         Section 11.4 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by Lender and, in the case of an amendment, by Borrower.

         Section 11.5 Governing Law. This Agreement and the Revolving Note shall be construed in accordance with and governed by the law of the State of Texas.

         Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

                THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
          AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY






















LOAN AND SECURITY AGREEMENT - Page 24
---------------------------

         EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    BORROWER:

                                    DGSE Companies, Inc.



                                    By:
                                       -----------------------------------------
                                       William Oyster, President

                                     LENDER:

                                     FIRST AMERICAN BANK, SSB



                                     By:
                                        ----------------------------------------
                                        Matthew J. Malone, Vice President

















LOAN AND SECURITY AGREEMENT - Page 25
---------------------------

                             EXHIBITS AND SCHEDULES

EXHIBIT A               FORM OF BORROWING BASE CERTIFICATE
EXHIBIT B               FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 4.2            Conditions precedent; items to be delivered
SCHEDULE 5.1 (c)        Capital Stock and Subsidiaries
SCHEDULE 5.1 (g)        Liens
SCHEDULE 5.1 (h)        Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(i)         Litigation
SCHEDULE 5.1 (n)        Locations of inventory
SCHEDULE 5.1 (o)        Location of Chief  Executive  Office
SCHEDULE 5.1 (p)        Corporate and Fictitious Names
SCHEDULE 7.6            Use of Proceeds




























LOAN AND SECURITY AGREEMENT - Page 26
---------------------------

                                    Exhibit A
                           Borrowing Base Certificate































EXHIBIT A- Page 1

                                    Exhibit B
                             Compliance Certificate


































EXHIBIT B- Page 1

                                  Schedule 4.1
                              Conditions Precedent


(1)      This Agreement;

(2)      The Revolving Note;

(3) A certified copy of the articles of incorporation, and all amendments thereto, of Borrower, issued by the Secretary of State of the state of Borrower's incorporation together with a certificate of existence and good standing for Borrower issued by the such Secretary of State or the Comptroller of such State, as appropriate;

(4)      A copy of the bylaws, and all amendments thereto, of Borrower;

(5) Certification of incumbency of all officers of Borrower, certifying the name and signature of each such officer;

(6) Corporate resolutions of Borrower duly adopted by Borrower's Board of Directors;

(7) Certification by each jurisdiction in which Borrower is qualified (or is required to be qualified) as a foreign corporation to transact business, to the effect that Borrower is in good standing with respect to payment of franchise and similar taxes in such states;

(8) All financing statements required by Lender in connection with perfection of Lender's security interests in the Collateral and all termination statements and other amendments to financing statements required by Lender to make Lender's security interest in the Collateral a first priority (and only) security interest therein subject, however, to the Permitted Liens;

(9) Evidence of insurance in compliance with the requirements of this Agreement and such loss payable endorsements as may be required by Lender including, without limitation, and endorsement to Borrower's inventory insurance naming Lender as loss payee;

(10) Executed landlord's waivers and consents for each location leased by Borrower and a mortgagee's waiver for each location owned by Borrower;

(11) Evidence that Borrower has implemented administrative procedures reasonably satisfactory to Lender, including, but not limited to, matters relating to financial statements, receivable agings, inventory summaries, collections, borrowing base reporting, projections, and eligibility determination;

(12) A Schedule of Inventory and a Schedule of Accounts, each prepared as of a recent date;

(13) A Borrowing Base Certificate prepared as of the date hereof duly executed and delivered by the chief financial officer of the Borrower;


SCHEDULE 4.2 - Page 1

(14) Copies of all the financial statements referred to in Section 5.1 (k) and meeting the requirements thereof;

(15)     A  signed  opinion  of  ___________________________,  counsel  for  the
         Borrower, and such local counsel as the Lender shall deem necessary or desirable containing a waiver of any lack of privity between Lender and such counsel;

(16)     Each of the other Loan Documents duly executed by the parties thereto;

(17)     An unconditional  guarantee of each Guarantor;  provided,  however, the
         guarantee   executed   by  Dr.  L.  S.   Smith   shall  be  limited  to
         $1,500,000.00;

(18)     A  Subordination  Agreement  from  each of the  Persons  identified  on
         Schedule 5.1(h) excluding, however, the holder of the mortgage note on Borrower's owned facility located at 2817 Forest Lane, Dallas, Texas 75234;

(19) A security agreement executed by each Corporate Guarantor securing its obligations under the unconditional guarantee executed by it and the repayment of the Obligations;

(20) An assignment of $1,000,000 in key-man life insurance on the life of William Oyster, duly acknowledged and accepted by the insurance company that issued such insurance; and

(21)     Such  other  agreements,  documents,   instruments,   certificates  and
         financing statements as Lender may require.












SCHEDULE 4.2 - Page 2